Exhibit 99.1

Tronox Reports First Quarter 2015 Financial Results

First Quarter 2015 Highlights:

•	Adjusted EBITDA of $64 million, level to prior year, on revenue of $385 million, down 8 percent versus $418 million in prior year

•	Adjusted EBITDA margin improves to 17 percent from 15 percent in year-ago quarter on increases in both Pigment and Minerals Sands segments

•	Pigment revenue of $246 million down 15 percent versus $291 million in prior year; sales volumes down 4 percent and selling prices down 13 percent (9 percent on local currency basis), partially offset by favorable mix

•	Pigment adjusted EBITDA of $26 million and adjusted EBITDA margin of 11 percent improved from $17 million and 6 percent, respectively, in prior year

•	Mineral Sands revenue of $208 million up 17 percent versus $178 million in prior year; sales volumes up 20 percent and selling prices down 2 percent

•	Mineral Sands adjusted EBITDA of $62 million and adjusted EBITDA margin of 30 percent improved from $37 million and 21 percent, respectively, in prior year

•	Alkali Chemicals acquisition closed on April 1, 2015; expected to be accretive to earnings and free cash flow beginning second quarter 2015

•	Board declared quarterly dividend of $0.25 per share payable on or before June 1, 2015 to shareholders of record of company’s Class A and Class B ordinary shares at close of business on May 18, 2015

STAMFORD, Conn., (May 6, 2015) – Tronox Limited (NYSE:TROX) today reported first quarter 2015 revenue of $385 million compared to $418 million in the first quarter 2014 and $400 million in the fourth quarter 2014. Adjusted EBITDA of $64 million in the first quarter was level to $64 million in the year ago quarter, including $9 million and $13 million net lower of cost or market charges, respectively, and compares to $81 million in the prior quarter. Adjusted net loss attributable to Tronox Limited in the first quarter was $51 million, or $0.44 per diluted share, versus an adjusted net loss of $58 million, or $0.51 per diluted share, in the year-ago quarter and an adjusted net loss of $23 million, or $0.20 per diluted share, in the fourth quarter 2014.

Tom Casey, chairman and CEO of Tronox, said: “Despite more challenging global market conditions than those of a year ago, we delivered significant increases in operating income, adjusted EBITDA and adjusted EBITDA margin in both Pigment and Mineral Sands in the first quarter. In Pigment, although sales were lower than a year ago, adjusted EBITDA of $26 million and adjusted EBITDA margin of 11 percent improved from $17 million and 6 percent, respectively, in the prior-year quarter. In Mineral Sands, sales were 17 percent higher than the year-ago quarter driven primarily by a 20 percent sales volume increase. As a result, Mineral Sands adjusted EBITDA of $62 million and adjusted EBITDA margin of 30 percent improved from $37 million and 21 percent, respectively, in the prior-year quarter. Another important factor contributing to our performance improvement was our gross margin increase to 9 percent from 6 percent, reflecting lower feedstock costs in Pigment and early gains from cost control and efficiency initiatives underway across the company. Our first quarter performance, we believe, clearly reflected the benefits of our vertical integration and our resulting ability – in any market conditions – to consistently deliver a higher level of adjusted EBITDA per metric ton of pigment than we believe our non-integrated peers are producing. We also believe that when the industry recovery occurs, our vertical integration positions us to more rapidly benefit from that recovery, as we capture the enhanced margin at both the feedstock and pigment levels. In this current global environment, our focus in Tronox Titanium Dioxide continues on generating the highest level of profitability and adjusted EBITDA we can achieve across our fully integrated operations.”

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Casey continued: “We closed the acquisition of Alkali Chemicals on April 1, 2015. Tronox Limited now owns and operates two vertically integrated inorganic minerals businesses, each of which has structural cost advantages: Tronox Titanium Dioxide (TiO2), which mines titanium ore and produces TiO2 pigments, and Tronox Alkali, which mines trona ore and produces natural soda ash. Tronox now has greater scale, more stable revenue, cash flow and EBITDA, and higher net income. The Alkali acquisition also increases our U.S. income, diversifies our end-market exposure and increases our participation in faster growing economies. Beginning in the second quarter 2015, we will report Alkali as a separate business segment and expect it to be accretive to earnings and free cash flow in the quarter. Tronox Limited now benefits from multiple sources of value creation – the turn in the TiO2 pigment market; the turn in the TiO2 high-grade feedstock market; our newly acquired Tronox Alkali business; our $9.8 billion portfolio of tax attributes; and our dividend yielding more than 4 percent.”

Pigment

Pigment segment revenue of $246 million was 15 percent lower than $291 million in the year-ago quarter, as sales volumes declined 4 percent and selling prices declined 13 percent (9 percent on local currency basis), partially offset by favorable mix. Sales volume gains were realized in North America and EMEA, while sales volumes in Asia-Pacific and Latin America were lower than the prior-year quarter. Compared to the fourth quarter 2014, sales volumes increased 2 percent and selling prices were 9 percent lower (5 percent lower on local currency basis). Finished pigment inventory at the end of the first quarter was modestly above normal seasonal levels in advance of the typically seasonally stronger second and third quarters. Average plant utilization rate in the first quarter was more than 90 percent.

Pigment segment operating income of $4 million improved from an operating loss of $13 million in the year-ago quarter. Pigment adjusted EBITDA of $26 million and adjusted EBITDA margin of 11 percent improved from $17 million and 6 percent, respectively, in the year-ago quarter. Average feedstock cost reflected in Pigment in the first quarter was $777 per metric ton, down from $796 per metric ton in the fourth quarter 2014. During the first quarter, Pigment purchased feedstock from Mineral Sands at an average cost of $730 per metric ton. The time between Pigment’s purchases of feedstock and the time pigment made from that feedstock is sold is typically five to six months.

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Mineral Sands

Mineral Sands segment revenue of $208 million was 17 percent higher than $178 million in the year-ago quarter driven by a sales volume increase of 20 percent, partially offset by 2 percent lower selling prices. External sales volumes were 11 percent higher than the year-ago quarter on significantly higher CP titanium slag sales volumes. Selling prices for titanium feedstocks declined in the 5-10 percent range versus the year-ago quarter. Zircon revenue declined 9 percent versus the prior-year quarter, as sales volumes were 11 percent lower and selling prices increased 2 percent. Compared sequentially to the fourth quarter 2014, segment revenue increased 14 percent, driven primarily by higher sales of titanium feedstock. Zircon revenue was 18 percent lower, as sales volumes declined 19 percent and selling prices increased 1 percent. In the first quarter, revenue from intercompany sales was $95 million and revenue from external sales was $113 million, including $41 million from CP titanium slag and $61 million from zircon and pig iron. Mineral Sands continued to sell 100 percent of its synthetic rutile feedstock to Pigment on an intercompany basis.

Mineral Sands segment operating income of $9 million improved from an operating loss of $17 million in the prior-year quarter. Mineral Sands adjusted EBITDA of $62 million and adjusted EBITDA margin of 30 percent improved from $37 million and 21 percent, respectively, in the prior-year quarter. Mineral Sands segment adjusted EBITDA is calculated before the elimination of gross profit on sales to the Pigment segment that occurs in consolidation at the company level. In the first quarter, $13 million of Mineral Sands gross profit and $4 million related to Mineral Sands lower-of-cost or market activity was eliminated in consolidation and $11 million of previously eliminated gross profit was reversed, for a net adjusted EBITDA decrease in consolidation of $6 million.

Construction continues to progress on schedule at our KZN Sands Fairbreeze mine in South Africa. The Fairbreeze mine will supply feedstock to our slag furnaces at KZN and is expected to begin operations by the end of 2015 and be fully operational in 2016. Total capital expenditures related to the Fairbreeze mine from project commencement through 2016 are estimated to be approximately $225 million – with $82 million spent through 2014 and $17 million spent in the first quarter 2015.

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Corporate and Other

Revenue in Corporate and Other, which includes our electrolytic operations, was $26 million as compared to $25 million in the year-ago quarter. Adjusted EBITDA in Corporate and Other was ($18) million, which is principally related to corporate operations, versus ($19) million in the prior year. The Corporate and Other loss from operations was $16 million in the quarter, down from a $20 million loss from operations in the prior-year quarter.

Consolidated

Selling, general and administrative expenses for the company in the first quarter were $44 million, down from $46 million in the first quarter 2014. Interest and debt expense of $34 million remained level to the year-ago quarter. On March 31, 2015, gross consolidated debt was $2,988 million, and debt, net of cash, was $1,849 million. For the quarter, capital expenditures were $32 million and depreciation, depletion and amortization was $65 million.

First Quarter 2015 Conference Call and Webcast

Thursday, May 7, 2015, at 8:30 a.m. ET (New York). The live call is open to the public via Internet broadcast and telephone

Internet Broadcast: http://www.tronox.com/

Dial-in telephone numbers:

U.S. / Canada: +1.877.831.3840

International: +1.253.237.1184

Conference ID: 33143740

Conference Call Presentation Slides: will be used during the conference call and are available on our website at http://www.tronox.com/

Webcast Conference Call Replay: available via the Internet and telephone beginning on Thursday, May 7, 2015 at 11:30 a.m. ET (New York), until May 11, 2015.

Internet Replay: www.tronox.com

Dial-in telephone numbers:

U.S. / Canada: +1.855.859.2056

International: +1.404.537.3406

Conference ID: 33143740

Upcoming Conferences

During the second quarter a member of management is scheduled to present at the following conferences:

•	B. Riley & Co. Investor Conference, Los Angeles, May 14, 2015

•	RBC Global Mining & Materials Conference, Boston, June 17, 2015

•	Credit Suisse Basic Materials Conference, Boston, June 24, 2015

Accompanying materials will be available at http://investor.tronox.com

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About Tronox

Tronox Limited is a global leader in the mining, production and marketing of inorganic minerals and chemicals. The company operates two vertically integrated businesses: Tronox Titanium Dioxide (TiO2) and Tronox Alkali. For more information, visit www.tronox.com

Forward Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. These and other risk factors are discussed in the company’s filings with the Securities and Exchange Commission (SEC), including those under the heading entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information or future developments.

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Use of Non-U.S. GAAP Financial Information

To provide investors and others with additional information regarding Tronox Limited’s operating results, we have disclosed in this press release certain non-U.S. GAAP financial measures, including Adjusted EBITDA and adjusted net loss attributable to Tronox. These non-U.S. GAAP financial measures are a supplement to, and not a substitute for or superior to, the company’s results presented in accordance with U.S. GAAP. The non-U.S. GAAP financial measures presented by the company may be different than non-U.S. GAAP financial measures presented by other companies. The non-U.S. GAAP financial measures are provided to enhance the user’s overall understanding of the company’s operating performance. Specifically, the company believes the non-U.S. GAAP information provides useful measures to investors regarding the company’s financial performance by excluding certain costs and expenses that the company believes are not indicative of its core operating results. The presentation of these non-U.S. GAAP financial measures are not meant to be considered in isolation or as a substitute for results or guidance prepared and presented in accordance with U.S. GAAP. A reconciliation of the non-U.S. GAAP financial measures to U.S. GAAP results is included herein.

Management believes these non-U.S. GAAP financial measures:

•	Reflect Tronox Limited’s ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business, as they exclude income and expense that are not reflective of ongoing operating results;

•	Provide useful information to investors and others in understanding and evaluating Tronox Limited’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods;

•	Provide additional view of the operating performance of the company by adding interest expenses, taxes, depreciation, depletion and amortization to the net income. Further adjustments due to purchase accounting and stock-based compensation charges attempt to exclude items that are either non-cash or unusual in nature;

•	Assist investors to assess the company’s compliance with financial covenants under its debt instruments, and

•	In addition, Adjusted EBITDA is one of the primary measures management uses for planning and budgeting processes and to monitor and evaluate financial and operating results. Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to measures of our financial performance as determined in accordance with U.S. GAAP, such as net income (loss). Because other companies may calculate EBITDA and Adjusted EBITDA differently than Tronox, EBITDA may not be, and Adjusted EBITDA as presented in this release is not, comparable to similarly titled measures reported by other companies.

•	We believe that the non-U.S. GAAP financial measure “Adjusted net loss attributable to Tronox Limited” and its presentation on a per share basis, provides useful information about our operating results to investors and securities analysts. We also believe that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of our underlying businesses from period to period.

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Segment Information

The company has two reportable operating segments, Pigment and Mineral Sands. The Pigment segment primarily produces and markets TiO2, and has production facilities in the United States, Australia and the Netherlands. The Mineral Sands segment includes the exploration, mining and beneficiation of mineral sands deposits, as well as heavy mineral production. These operations produce titanium feedstock, including ilmenite, chloride slag, slag fines, synthetic rutile and natural rutile, as well as co-products pig iron and zircon. The company’s Corporate and Other operations are comprised of corporate activities and electrolytic operations, which are located in the United States.

Segment performance is evaluated based on segment operating profit (loss), which represents the results of segment operations before unallocated costs, such as general corporate expenses not identified to a specific segment, interest expense, other income (expense), and income tax expense or benefit. Sales between segments are generally priced at market.

Media Contact: Bud Grebey
Direct: +1.203.705.3721

Investor Contact: Brennen Arndt
Direct: +1.203.705.3722

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TRONOX LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS (U.S. GAAP)

(UNAUDITED)

(Millions of U.S. dollars, except share and per share data)

	Three Months Ended March 31,
	2015	2014
Net sales	$385	$418
Cost of goods sold	350	393

Gross profit	35	25
Selling, general, and administrative expenses	(44)	(46)

Loss from operations	(9)	(21)
Interest and debt expense, net	(34)	(34)
Other income, net	4	—

Loss before income taxes	(39)	(55)
Income tax benefit (provision)	(7)	1

Net loss	(46)	(54)
Net income attributable to noncontrolling interest	3	4

Net loss attributable to Tronox Limited	$(49)	$(58)

Loss per share, basic and diluted:	$(0.42)	$(0.51)

Weighted average shares outstanding, basic and diluted (in thousands):	115,374	113,577

Other Operating Data:
Capital expenditures	$32	$24
Depreciation, depletion and amortization expense	$65	$73

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TRONOX LIMITED

SCHEDULE OF ADJUSTED EARNINGS (NON-U.S. GAAP)*

(UNAUDITED)

(Millions of U.S. dollars, except share and per share data)

	Three Months Ended March 31,
	2015	2014
Net Sales	$385	$418
Cost of goods sold	350	393

Gross Profit	35	25
Selling, general, and administrative expenses	(46)	(46)

Adjusted Loss from Operations	(11)	(21)
Interest and debt expense	(34)	(34)
Other income (expense)	4	—

Adjusted Loss before Income Taxes	(41)	(55)
Income tax benefit (provision)	(7)	1
Adjusted Net Loss	(48)	(54)
Income attributable to noncontrolling interest	3	4

Adjusted Net Loss attributable to
Tronox Limited Shareholders (Non-U.S. GAAP)*	$(51)	$(58)

Diluted adjusted net loss per share, attributable to Tronox Limited Shareholders	$(0.44)	$(0.51)

Weighted average number of shares used in diluted adjusted after-tax Loss per share (in thousands)	115,374	113,577

* We believe that the non-U.S. GAAP financial measure “Adjusted net loss attributable to Tronox Limited” and its presentation on a per share basis, provides useful information about our operating results to investors and securities analysts. We also believe that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of our underlying businesses from period to period. Additionally, the above schedule is presented in a format which reflects the manner in which we manage our business, and is not in accordance with U.S. GAAP.

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TRONOX LIMITED

RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES

(UNAUDITED)

(Millions of U.S. dollars, except share and per share data)

RECONCILIATION OF NET LOSS

ATTRIBUTABLE TO TRONOX LIMITED SHAREHOLDERS (U.S. GAAP)

TO ADJUSTED LOSS

ATTRIBUTABLE TO TRONOX LIMITED SHAREHOLDERS (NON-U.S. GAAP)

	Three Months Ended March 31,
	2015	2014
Net loss attributable to Tronox Limited Shareholders (U.S. GAAP)	$(49)	$(58)
Acquisition related expense (a)	(2)	—
Adjusted net loss attributable to Tronox Limited (Non-U.S. GAAP)	$(51)	$(58)

Diluted net loss per share attributable to Tronox Limited (U.S. GAAP)	$(0.42)	$(0.51)
Acquisition related expense, per diluted share	(0.02)	—
Diluted adjusted loss per share attributable to Tronox Limited (Non-U.S. GAAP)	$(0.44)	$(0.51)

Weighted average shares outstanding, diluted (in thousands)	115,374	113,577

(a) Includes one time non-operating acquisition items.

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TRONOX LIMITED

SEGMENT INFORMATION

(UNAUDITED)

(Millions of U.S. dollars)

	Three Months Ended March 31,
	2015	2014
Sales

Mineral Sands Segment	$208	$178
Pigment Segment	246	291
Corporate and Other	26	25
Eliminations	(95)	(76)

Net Sales	$385	$418

Income (loss) from Operations

Mineral Sands Segment	$9	$(17)
Pigment Segment	4	(13)
Corporate and Other	(16)	(20)
Eliminations	(6)	29

Loss from Operations	(9)	(21)
Interest and debt expense, net	(34)	(34)
Other income, net	4	—

Loss before Income Taxes	(39)	(55)
Income tax benefit (provision)	(7)	1

Net Loss	(46)	(54)
Income attributable to noncontrolling interest	3	4

Net Loss attributable to Tronox Limited	$(49)	$(58)

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TRONOX LIMITED

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(Millions of U.S. dollars, except share and per share data)

ASSETS	March 31, 2015	December 31 2014
Current Assets
Cash and cash equivalents	$1,139	$1,276
Restricted cash	608	3
Accounts receivable, net of allowance for doubtful accounts	298	277
Inventories, net	754	770
Prepaid and other assets	29	42
Deferred tax assets	12	13

Total current assets	2,840	2,381

Noncurrent Assets
Property, plant and equipment, net	1,185	1,227
Mineral leaseholds, net	1,020	1,058
Intangible assets, net	265	272
Inventories, net	56	57
Long-term deferred tax assets	9	9
Other long-term assets	61	61

Total assets	$5,436	$5,065

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$139	$160
Accrued liabilities	95	147
Long-term debt due within one year	18	18
Income taxes payable	23	32
Deferred tax liabilities	9	9

Total current liabilities	284	366

Noncurrent Liabilities
Long-term debt	2,970	2,375
Pension and postretirement healthcare benefits	167	172
Asset retirement obligation	81	85
Long-term deferred tax liabilities	191	204
Other long-term liabilities	85	75

Total liabilities	3,778	3,277

Contingencies and Commitments
Shareholders’ Equity
Tronox Limited Class A ordinary shares, par value $0.01 — 65,536,416 shares issued and 64,404,432 shares outstanding at March 31, 2015 and 65,152,145 shares issued and 63,968,616 shares outstanding at December 31, 2014	1	1
Tronox Limited Class B ordinary shares, par value $0.01 — 51,154,280 shares issued and outstanding at March 31, 2015 and December 31, 2014.	—	—
Capital in excess of par value	1,483	1,476
Retained earnings	451	529
Accumulated other comprehensive loss	(443)	(396)

Total shareholders’ equity	1,492	1,610
Noncontrolling interest	166	178

Total equity	1,658	1,788

Total liabilities and equity	$5,436	$5,065

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TRONOX LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(Millions of U.S. dollars)

	Three Months Ended March 31,
	2015	2014
Cash Flows from Operating Activities:
Net loss	$(46)	$(54)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, depletion and amortization	65	73
Deferred income taxes	(3)	—
Share-based compensation expense	6	5
Amortization of deferred debt issuance costs and discount on debt	2	2
Pension and postretirement healthcare benefit (income) expense	1	1
Other noncash items affecting net loss	(4)	6
Contributions to employee pension and postretirement plans	(3)	(2)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(25)	(21)
(Increase) decrease in inventories	(4)	4
(Increase) decrease in prepaid and other assets	9	11
Increase (decrease) in accounts payable and accrued liabilities	(58)	(36)
Increase (decrease) in income taxes payable	(4)	(7)
Other, net	(1)	(1)

Cash used in operating activities	(65)	(19)

Cash Flows from Investing Activities:
Capital expenditures	(32)	(24)
Restricted cash	(600)	—

Cash used in investing activities	(632)	(24)

Cash Flows from Financing Activities:
Repayments of debt	(5)	(5)
Proceeds from debt	600	—
Dividends paid	(29)	(29)
Proceeds from the exercise of warrants and options	3	1

Cash provided by (used in) financing activities	569	(33)

Effects of exchange rate changes on cash and cash equivalents	(9)	1

Net decrease in cash and cash equivalents	(137)	(75)
Cash and cash equivalents at beginning of period	1,276	1,475

Cash and cash equivalents at end of period	$1,139	$1,400

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TRONOX LIMITED

RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA (NON-U.S. GAAP)

(UNAUDITED)

(Millions of U.S. dollars)

	Three Months Ended March 31,
	2015	2014
Net Loss	$(46)	$(54)

Interest and debt expense, net	34	34
Interest income	(2)	(3)
Income tax provision (benefit)	7	(1)
Depreciation, depletion and amortization expense	65	73

EBITDA	58	49

Share-based compensation	6	5
Foreign currency remeasurement	(2)	6
Other items (a)	2	4

Adjusted EBITDA	$64	$64

Adjusted EBITDA by Segment

Mineral Sands Segment	$62	$37
Pigment Segment	26	17
Corporate and Other	(18)	(19)
Eliminations	(6)	29

	$64	$64

 (a) Includes noncash pension and postretirement costs, accretion expense, severance expense, and other items.

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